MIDWAY ANNOUNCES 2014 FIRST QUARTER FINANCIAL RESULTS

May 7, 2014

Denver, Colorado – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) announces financial results for the period ended March 31, 2014. These results were filed today with the United States Securities and Exchange Commission in the Company’s quarterly report on Form 10-Q, and with the relevant securities regulators in Canada.

Recent Highlights

Pan Project

•	Construction is underway
•	Discussions with a contract miner are almost complete
•	Financing is in progress

Gold Rock Project

•	The Draft Environmental Impact Statement is underway

Spring Valley Project

•	Midway formalized joint venture with Barrick at 70/30
•	Barrick advanced the project to Pre-Feasibility in 2014

Results from Operations

The Company’s operating loss for the three months ended March 31, 2014 was $3,692,731 compared to $4,928,049 for the corresponding period in 2013. The decrease is primarily related to a reduction in spending on legal, audit and accounting and mineral exploration expenses. Legal, audit and accounting costs decreased during the three months ended March 31, 2014 in comparison to the three months ended March 31, 2013 due to the Company incurring significant legal, tax advisory and accounting fees during the three months ended March 31, 2013. Those costs in 2013 were surrounding the non-recurring restructuring of the Company’s subsidiaries. Mineral exploration expenditures decreased during the first quarter of 2014 as a result of the Company reducing exploration activities in order to preserve cash for construction of the Pan project. Offsetting these decreases was an increase in office and administration costs of $562,194 to $803,151 for the period ended March 31, 2014. The increase resulted from Pan general and administrative costs no longer being allocated to mineral exploration expenditures in conjunction with the commencement of construction in January 2014.

The Company realized other income of $684 in the current period compared to income of $10,860,975 during the same period of 2013. As a result of the change in the parent Company’s functional currency from the Canadian dollar to the U.S. dollar effective January 1, 2014, there was no gain or loss recorded on the change in the fair value of derivative liability for the three months ended March 31, 2014. The Company recorded a gain of $9,448,970 related to change in the fair value of derivative liability for three months ended March 31, 2013. Additionally, the Company recorded a foreign exchange loss of only $3,656 during the three months ended March 31, 2014 compared to a foreign exchange gain of $1,370,342 for the corresponding period of 2013 due to the change in functional currency.

The Company’s consolidated net loss attributable to common shareholders for the year ended March 31, 2014 was $6,691,466 or $0.05 basic and diluted loss per share compared to income of $3,600,270, or $0.03 basic and $0.02 diluted loss per share for the comparable period of 2013.

The financial information is presented in accordance with U.S. Generally Accepted Accounting Principles.

Condensed Consolidated Interim Balance Sheet

(Expressed in Canadian dollars) (unaudited)

	March 31,	December 31,
	2014	2013
Assets
Cash and Cash Equivalents	$43,529,083	$51,363,302
Property, Equipment and Mine Development	22,901,258	16,750,950
Mineral Properties	56,306,864	53,200,288
Other Assets	2,917,975	2,534,482
Total Assets	$125,655,180	$123,849,022

Current Liabilities	4,879,438	5,836,501
Long-Term Liabilities	1,505,619	8,363,376
Redeemable Preferred Stock	48,541,241	47,482,972
Shareholders’ Equity	70,728,882	62,166,173
Total Liabilities and Shareholders’ Equity	$125,655,180	$123,849,022

Condensed Consolidated Interim Statement of Operations

(Expressed in Canadian dollars, except shares) (unaudited)

	Three Months Ended
	March 31,
	2014	2013
Operating Loss	$3,692,731	$4,928,049
Other Income (Expense)	684	10,860,975
Net (Income) Loss Before Income Tax	3,692,047	(5,932,926)
Income Tax Recovery (Expense)	(404,602)	(55,374)
Net (Income) Loss	$4,096,649	$(5,877,552)
Preferred Stock Cumulative Dividend	1,536,548	1,419,732
Accretion Of Redeemable Preferred Stock	1,058,269	857,550
Net (Income) Loss Attributable To Common Shareholders	$6,691,466	$(3,600,270)

Weighted Average Number Of Shares Outstanding (Basic)	132,928,870	128,451,298
Basic (Income) Loss Per Share	$0.05	$(0.03)

Weighted Average Number Of Shares Outstanding (Diluted)	132,928,870	166,289,136
Diluted (Income) Loss Per Share	$0.05	$0.02

Condensed Consolidated Interim Statement of Cash Flows

(Expressed in Canadian dollars) (unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash and Cash Equivalents, Beginning of Period	$51,363,302	$75,052,836

Net Cash Used in Operating Activities	(5,986,295)	(2,870,488)
Net Cash Used in Investing Activities	(3,719,093)	(1,982,433)
Net Cash Provided by (Used in) Financing Activities	(32,393)	-
Effect of Exchange Rate Changes on Cash:	1,903,562	55,202

Cash and Cash Equivalents, End of Period	$43,529,083	$70,255,117

As of March 31, 2014 the Company had a cash balance of $43,529,083 with working capital of $39,223,657. Consistent with the Company’s plans to move from a development stage company to a gold production company, its working capital balance will fluctuate as the Company uses its cash to fund exploration, development and construction activities and other operating expenses. In order to achieve planned production at the Pan project, the Company continues to explore financing options.

To review Midway’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, including the Company’s Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.midwaygold.com.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (720) 979-0900.

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate” and similar expressions or the negative of such expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.